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                                                                 Exhibit (h)(10)

                                                                     May 8, 2007

State Street Bank and Trust Company
State Street Financial Center
One Lincoln Street
Boston, MA 02111
Attention: Scott E. Johnson, Vice President
           Thresa B. Dewar, Vice President

     Re: Calamos Investment Trust (the "Fund")

Ladies and Gentlemen:

In relation to the "Additional Portfolio Letter" of even date herewith, whereby Calamos Investment Trust (the "Fund") requested that State Street Bank and Trust Company ("State Street") act as Agent for a new series of shares of the Fund to be known as Calamos Government Money Market Fund (the "Additional Portfolio") under the terms of the of the Master Services Agreement by and among each registered management investment company party thereto, including the Fund (collectively, the "Funds") and State Street dated as of March 15, 2004 (the "Agreement"), and State Street agreed to act as such Agent with respect to such Additional Portfolio, the undersigned Funds do hereby acknowledge and confirm to State Street that the letter agreement dated March 31, 2006 by and among the Funds and State Street (the "Third Side Letter") shall also apply to the Additional Portfolio. For the avoidance of doubt, the undersigned Funds do hereby acknowledge and confirm to State Street that the Third Side Letter shall also apply to any and all future Additional Portfolios added to the Agreement in accordance with Section 8.6 of the Agreement.

Kindly indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Funds and retaining one for your records.

                                        Sincerely,

                                        CALAMOS INVESTMENT TRUST
                                           on behalf of:
                                           Calamos Government Money Market Fund


                                        By: /s/ James S. Hamman, Jr.
                                            ------------------------------------
                                        Name: James S. Hamman, Jr.
                                        Title: Secretary


                                        EACH REGISTERED MANAGEMENT INVESTMENT
                                        COMPANY PARTY TO THE AGREEMENT


                                        By: /s/ James S. Hamman, Jr.
                                            ------------------------------------
                                        Name: James S. Hamman, Jr.
                                        Title: Secretary


Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY


By: /s/ Gary L. French
    ---------------------------------
Name: Gary L. French
Title: Senior Vice President